Exhibit 99.1

Magnus Pacific Corporation and Affiliates

Consolidated Financial Statements

and Additional Information

for the year ended December 31, 2013

Magnus Pacific Corporation and Affiliates

Consolidated Financial Statements and Additional Information

Independent Auditor’s Report

To the Board of Directors and Stockholders

Magnus Pacific Corporation and Affiliates

Roseville, California

We have audited the accompanying consolidated financial statements of Magnus Pacific Corporation and Affiliates, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors and Stockholders

Magnus Pacific Corporation and Affiliates

Independent Auditor’s Report

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Magnus Pacific Corporation and Affiliates as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Rancho Cordova, California

March 26, 2014

Magnus Pacific Corporation and Affiliates

Consolidated Balance Sheet

December 31, 2013

Assets

Current assets:
Cash		$1,682,837
Receivables:
Contracts - current	$8,099,134
Contracts - retention	3,425,254
Other	549,848

Total receivables		12,074,236

Costs and estimated gross profit in excess of billings on contracts in progress		3,078,112
Inventory		93,776
Prepaid expenses		169,084

Total current assets		17,098,045

Property and equipment, net		9,742,697

Other assets:
Deposits	22,524
Investment in joint ventures	1,282,033

Total other assets		1,304,557

Total assets		$28,145,299

See accompanying notes.

Magnus Pacific Corporation and Affiliates

Consolidated Balance Sheet

December 31, 2013

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable:
Current		$4,459,039
Subcontractor retentions		1,163,170

Total trade accounts payable		5,622,209

Accrued expenses		893,422
Accrued stockholder distributions		2,624,262
Billings in excess of costs and estimated gross profit on contracts in progress		133,652
Current maturities of long-term debt		1,235,231
Current maturities of capital lease obligations		546,226
Income taxes payable		66,438
Deferred income taxes		20,500

Total current liabilities		11,141,940

Long-term liabilities:
Long-term debt, net of current maturities	$3,325,670
Capital lease obligations, net of current maturities	201,219

Total long-term liabilities		3,526,889

Total liabilities		14,668,829

Stockholders’ equity:
Common stock, no par value, 10,000 shares authorized, 6,144 shares issued and outstanding	6,144
Additional paid-in capital	2,888,956
Retained earnings	10,275,465

Total stockholders’ equity - Magnus Pacific Corporation		13,170,565

Noncontrolling interest		305,905

Total stockholders’ equity		13,476,470

Total liabilities and stockholders’ equity		$28,145,299

See accompanying notes.

Magnus Pacific Corporation and Affiliates

Consolidated Statement of Income

for the year ended December 31, 2013

Contract revenue		$87,592,002

Contract costs:
Labor and labor costs	$17,791,879
Materials	5,363,829
Subcontractors	21,827,501
Equipment costs	13,646,821
Trucking	3,402,433
Other costs	9,474,304

Total contract costs		71,506,767

Gross profit from contracting		16,085,235

Operating expenses:
Selling expenses	1,461,096
General and administrative expenses	5,435,725

Total operating expenses		6,896,821

Income from operations		9,188,414

Other income (expense):
Interest expense	(328,624)
Gain on sale of equipment	31,588

Total other expense, net		(297,036)

Income before income taxes		8,891,378

Income tax expense		67,050

Net income		$8,824,328

See accompanying notes.

Magnus Pacific Corporation and Affiliates

Consolidated Statement of Changes in Stockholders’ Equity

for the year ended December 31, 2013

					Non-	Total
	Common Stock		Additional	Retained	Controlling	Stockholders’

	Shares	Amount	Paid-in Capital	Earnings	Interest	Equity

Balances at January 1, 2013	6,144	$6,144	$2,888,956	$6,564,515	$224,354	$9,683,969

Net income	-	-	-	8,472,363	351,965	8,824,328

Stockholder distributions	-	-	-	(4,761,413)	(270,414)	(5,031,827)

Balances at December 31, 2013	6,144	$6,144	$2,888,956	$10,275,465	$305,905	$13,476,470

See accompanying notes.

Magnus Pacific Corporation and Affiliates

Consolidated Statement of Cash Flows

for the year ended December 31, 2013

Cash flows from operating activities:
Net income		$8,824,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		1,779,342
Gain on sale of equipment		(31,588)
Deferred income taxes		(69,700)
Changes in operating assets and liabilities:
Receivables		(1,326,922)
Costs and estimated gross profit in excess of billings on contracts in progress		750,136
Inventory		(3,172)
Prepaid expenses		66,704
Trade accounts payable		(2,488,554)
Accrued expenses		153,721
Billings in excess of costs and estimated gross profit on contracts in progress		(112,746)
Income taxes payable		55,733

Net cash provided by operating activities		7,597,282

Cash flows from investing activities:
Cash paid for property and equipment	$(1,771,862)
Cash distributed to joint ventures	(1,263,491)
Decrease in deposits	(7,173)
Cash received from sale of equipment	84,164

Net cash used by investing activities		(2,958,362)

Cash flows from financing activities:
Principal payments on long-term debt	(931,190)
Principal payments on capital lease obligations	(760,953)
Principal payments on note payable to stockholder	(2,870,000)
Proceeds on note payable to stockholder	2,010,294
Stockholder distributions	(1,393,993)

Net cash used by financing activities		(3,945,842)

Net increase in cash		693,078

Cash, January 1, 2013		989,759

Cash, December 31, 2013		$1,682,837

See accompanying notes.

Magnus Pacific Corporation and Affiliates

Consolidated Statement of Cash Flows

for the year ended December 31, 2013

Supplemental Disclosure of Cash Flow Information

Cash paid for interest	$328,624

Cash paid for income taxes	$51,506

Schedule of Noncash Investing and Financing Activities

Acquisition of property and equipment	$4,411,679
Less amount financed	2,639,817

Cash paid for property and equipment	$1,771,862

Stockholder distributions recorded through accrued distributions	$3,637,834

See accompanying notes.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements

December 31, 2013

Note 1:	Summary of Significant Accounting Policies:

The following items comprise the significant accounting policies of Magnus Pacific Corporation and Affiliates (the Company). The policies reflect industry practices and conform to accounting principles generally accepted in the United States of America.

Company’s Activities:

Magnus Pacific Corporation is primarily engaged in environmental and geo-technical building contractor services and demolition for both private and public projects located throughout the United States. The work is performed under fixed-price bid contracts and cost-plus contracts. These contracts are undertaken by the Company alone or in partnership with other contractors through joint ventures.

Consolidated Entities:

The consolidated financial statements include the accounts of Magnus Equipment Group, LLC and Magnus Real Estate Group, LLC, both of which are variable interest entities (VIE’s) of which Magnus Pacific Corporation is the primary beneficiary pursuant to Accounting Standards Codification (ASC) Topic 810-10, Consolidation. The consolidated entities are collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated.

Variable Interest Entities:

ASC Topic 810-10 requires a VIE to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses, receives a majority of the VIE’s expected residual returns, or both, as a result of ownership, contractual interest, or other financial interest in the VIE.

The Company has consolidated Magnus Equipment Group, LLC and Magnus Real Estate Group, LLC since January 1, 2012. The entities lease various real and personal property to Magnus Pacific Corporation. ASC Topic 810-10 requires a company to consolidate the financial statements of any entity that cannot finance its activities without additional financial support and for which one company provides a majority of that support through means other than ownership. Magnus Pacific Corporation determined that it provides the majority of support to these entities through various sources including loans.

Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 1:	Summary of Significant Accounting Policies, continued:

Financial Statement Classification:

In accordance with normal practice in the construction industry, the Company includes in current assets and liabilities amounts realizable and payable over a period in excess of one year. Consistent with this practice, asset and liability accounts relating to construction contracts, including related deferred income taxes, are classified as current. The lives of contracts entered into by the Company generally range from three to six months.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments with original maturities at date of purchase of three months or less to be cash equivalents.

Contract Receivables:

Contract receivables are carried at the original invoice amount and are written off to expense in the period in which they are determined to be uncollectible. Management determines the uncollectibility of accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Recoveries of contract receivables previously written off are recorded when received. Management’s evaluation resulted in no allowance for doubtful accounts as of December 31, 2013.

Inventory:

Inventory consists of parts and supplies, stated at the lower of cost (determined on the first-in, first-out method) or market.

Property and Equipment:

Property and equipment, carried at cost, are depreciated over the estimated useful life of the related asset. Costs of repairs and maintenance are charged to expense. Upon retirement or disposal of property and equipment, the costs and related depreciation are removed from the accounts, and gains or losses, if any, are reflected in the earnings for financial and income tax reporting purposes. Depreciation is provided for under the straight-line method for financial reporting and accelerated methods for income tax reporting. The estimated useful lives used for calculating depreciation for property and equipment are as follows:

Life

Building	39 years
Construction equipment	4-6 years
Automotive equipment	4-6 years
Furniture and fixtures	5 years
Office equipment	3 years
Leasehold improvements	3-4 years

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 1:	Summary of Significant Accounting Policies, continued:

Impairment of Long-Lived Assets:

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then assets are written down first, followed by other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. There were no impairment losses recognized for long-lived assets as of December 31, 2013.

Investment in Construction Joint Ventures:

The Company has 50% interests in construction joint ventures with other construction companies. The investments are accounted for under the equity method for balance sheet reporting. Under this method, the investments are carried at cost, adjusted for the Company’s proportionate share of unremitted net income, less distributions from the construction joint ventures to the Company. The investments are accounted for under the pro-rata combination method for income statement reporting. Under this method, the Company’s proportionate share of income and expenses are included in revenue and cost of revenue.

Revenue and Cost Recognition:

The Company recognizes revenue from long-term construction contracts on the percentage-of-completion method. Under this method, the completion percentage is measured by the proportion of costs incurred to date to total estimated costs for each contract. This method is used because management believes the cost-to-cost method to be the best available measure of progress on the contracts. Revenue in an amount equal to cost incurred is recognized prior to contracts reaching 0.1% completion. The related profit is deferred until the period in which such percentage of completion is attained. It is management’s judgment that until a project reaches 0.1% completion, there is insufficient information to determine with a reasonable level of assurance what the estimated profit on the project will be. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 1:	Summary of Significant Accounting Policies, continued:

Revenue and Cost Recognition, continued:

Contract costs include all labor and labor costs, materials, subcontractors, equipment and trucking costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenue when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated gross profit in excess of billings on contracts in progress,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated gross profit on contracts in progress,” represents billings in excess of revenue recognized.

Advertising and Marketing:

The Company expenses advertising and marketing costs as incurred, which amounted to $46,930 for the year ended December 31, 2013, and are included in selling expenses.

Income Taxes:

Magnus Pacific Corporation:

Magnus Pacific Corporation has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and similar provisions in various other states. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. For state income tax purposes, the Company apportions its taxable income and pays tax on the income earned within each state according to applicable tax laws. For income apportioned to California the Company pays tax at a reduced rate of 1.5% or a minimum franchise tax of $800.

For income tax purposes, the Company reports income on the percentage-of-completion, capitalized cost method of accounting. Under this method, billings and costs and allocated overhead are accumulated during the period of construction, with a percentage of the profits recognized currently and the remainder of the profits recognized at the completion of the contracts.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 1:	Summary of Significant Accounting Policies, continued:

Income Taxes, continued:

Deferred income taxes are recorded using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Significant differences between financial statement and the tax bases for the Company are in the recording of depreciation and amortization, in accounting for state franchise taxes, and the recognition of income from construction contracts. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the current period.

Affiliates:

Magnus Equipment Group, LLC and Magnus Real Estate Group, LLC are treated as partnerships for federal and state income tax reporting purposes and are not subject to corporate income taxes on their taxable income. However these affiliates each pay California limited liability tax of $800 and are subject to a California limited liability company fee based upon total income earned.

Uncertain Tax Positions:

Accounting guidance issued by the Financial Accounting Standards Board prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company did not have unrecognized tax benefits as of December 31, 2013 and does not expect this to change significantly over the next twelve months. The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of December 31, 2013, the Company has not accrued interest or penalties related to uncertain tax positions. The federal and state income tax returns of the Company for 2012, 2011, 2010, and 2009 are subject to examination by the taxing authorities, generally for three and four years, respectively, after the due date.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 1:	Summary of Significant Accounting Policies, continued:

Concentrations:

Credit Risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and contract receivables.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Receivables and Revenue:

Contract receivables from four customers represented approximately 63% of total contract receivables as of December 31, 2013. Contract revenue from four customers accounted for approximately 70% of total contract revenue for the year ended December 31, 2013. Backlog from one of the Company’s customers represented approximately 75% of total contract backlog as of December 31, 2013.

Subsequent Events:

The Company has evaluated all subsequent events through March 26, 2014, the date the financial statements were available to be issued.

Note 2:	Related Party Transactions:

The Company received equipment and yard rental services from an entity owned by a stockholder of the Company. The amount paid to this related entity totaled $16,500 for the year ended December 31, 2013.

The Company also received trucking equipment services and materials from an entity owned by a relative of a stockholder of the Company. The amount paid to this related entity totaled

$453,673 for the year ended December 31, 2013, of which $35,042 is included in trade accounts payable at December 31, 2013.

The Company also received construction services from an entity owned by a stockholder of the Company for the year ended December 31, 2013, for these services $4,500 is included in trade accounts payable at December 31, 2013.

The Company also received marketing services from an entity owned by a relative of a stockholder of the Company. The amount paid to this related entity totaled $16,681 for the year ended December 31, 2013.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 3:	Costs and Estimated Gross Profit on Contracts in Progress:

Costs and estimated gross profit on construction contracts in progress contrast related billings as follows:

Costs incurred to date on contracts in progress	$63,067,728
Estimated gross profit to date	18,584,384

Contract revenue earned to date	81,652,112

Less billings to date	78,707,652

Excess of revenue earned over billings	$2,944,460

The excess of revenue earned over billings is included in the accompanying consolidated balance sheet under the following captions:

Costs and estimated gross profit in excess of billings on contracts in progress	$3,078,112

Billings in excess of costs and estimated gross profit on contracts in progress	(133,652)

Excess of revenue earned over billings	$2,944,460

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 4:	Property and Equipment:

Property and equipment as of December 31, 2013 consist of the following:

Construction in progress	$2,176,817
Land	1,152,188
Building	673,463
Construction equipment	8,339,135
Automotive equipment	1,864,607
Furniture and fixtures	146,997
Office equipment	314,917
Leasehold improvements	47,473

Total	14,715,597

Less accumulated depreciation	4,972,900

Property and equipment, net	$9,742,697

Depreciation, which includes amortization of capital leases, is charged to contract costs and general and administrative expenses, and amounted to $1,681,666 and $97,676, respectively, for the year ended December 31, 2013.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 5:	Investment in Construction Joint Venture:

The Company is a 50% partner in multiple construction joint ventures with other construction companies. These construction joint ventures were formed to complete specific projects and are jointly controlled by the partners. The joint venture agreements provide that the Company’s interests in any profits and assets and respective share in any losses and liabilities that may result from the performance of such contracts are limited to the Company’s stated percentage partnership interest in the project. Although the contract with the project owner typically requires joint and several liability, the agreement with the joint venture partners provides that each partner will assume and pay its full proportionate share of any losses resulting from the project.

Summary financial information related to the joint ventures is as follows:

Current assets	$7,036,500
Current liabilities	1,544,128

Total construction joint venture equity	5,492,372
Less joint venture partner’s interest	2,746,186
Less contract receivables and retention	1,464,153

Company’s interest in equity	$1,282,033

Contract revenue, contract costs and gross profit earned on these joint ventures during the year ended December 31, 2013 was $21,333,136, $13,773,645 and $7,559,491, respectively. The Company’s share of contract revenue, contract costs and gross profit during the year ended December 31, 2013 was $10,666,568, $6,886,823 and $3,779,745, respectively.

Note 6:	Line of Credit:

The Company has a $15,000,000 line of credit with a commercial bank. Advances on the line bear interest at 3.00% above the LIBOR rate. The line is personally guaranteed by the majority stockholder, is secured by the Company’s equipment, inventory, and receivables, and expires October 1, 2014. In addition there are other covenants and restrictions, with which management is not aware of any violations. There was no outstanding balance on the line of credit as of December 31, 2013.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 7:	Long-Term Debt:

Long-term debt as of December 31, 2013 consists of the following:

		Payable
	Interest Rate	Within One Year	After One Year

Bank of America, secured by construction equipment, aggregate monthly payments of $88,274, including principal and interest, due through November 2018	3.39% to 4.07%	$972,792	$1,734,329

Ford Motor Credit Corporation, secured by automotive equipment, aggregate monthly payments of $9,646, including principal and interest, due through May 2016	4.04% to 5.99%	77,159	89,664

Komatsu Financial, secured by construction equipment, monthly principal payments of $8,472, due in May 2015	0.00%	101,666	42,362

Mortgage payable, secured by property, aggregate monthly payments of $15,077, including principal and interest, beginning in May 2014, due through May 2024	LIBOR + 3.00%	83,614	1,459,315

		$1,235,231	$3,325,670

Aggregate maturities on long-term debt over the next five years are as follows:

Year Ending December 31:

2014	$1,235,231
2015	1,196,060
2016	776,133
2017	243,201
2018	220,404
Thereafter	889,872

$4,560,901

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 8:	Contract Backlog:

The following schedule is a reconciliation of contract backlog representing signed contracts as of December 31, 2013:

	Contract	Estimated
	Revenue	Gross Profit

Balances, January 1, 2013	$28,052,040	$4,818,073
Contract adjustments and new contracts awarded	82,401,820	18,780,649

Subtotal	110,453,860	23,598,722

Earned during the year	87,592,002	16,085,235

Balances, December 31, 2013	$22,861,858	$7,513,487

Note 9:	Income Tax Expense:

Income tax expense consists of the following as of December 31, 2013:

Current tax expense	$67,050

Note 10:	Multiemployer Pension Plans:

The Company contributes to a number of multiemployer defined benefit pension plans under the terms of collective bargaining agreements that cover its union-represented employees. The risks of participating in these multiemployer plans are different from single-employer plans in the following respects:

1.	Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.
2.	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.
3.

If the Company chooses to stop participating in some of its multiemployer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 10:	Multiemployer Pension Plans, continued:

The Company’s participation in these plans for the year ended December 31, 2013, is outlined in the table below. The “Pension Plan EIN/PN” column provides the Employer Identification Number (EIN) and the three-digit Plan Number (PN), if applicable. The “Zone Status” column is based on information that the Company received from the plan and is certified by the plan’s actuary. Among other factors, plans in the red zone are generally less than 65 percent funded; plans in the orange zone are less than 80 percent funded and have an accumulated funding deficiency in the current year or projected into the next six years; plans in the yellow zone are less than 80 percent funded; and plans in the green zone are at least 80 percent funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented. The last column lists the expiration date(s) of the collective-bargaining agreement(s) to which the plans are subject. Withdrawal in any of the plans is not probable and no surcharge is imposed on any plan.

Pension Trust Fund	Pension Plan EIN/PN	2013 PPA Zone Status as of Plan’s Year End	FIP/RP Status Pending/ Imple- mented	2013 Contributions	Expiration Date of Collective Bargaining Agreement

Operating Engineers Trust Fund	94-6090764 001	Orange 12/31/2012	Yes	$14,811	6/30/2016

Indiana Teamsters 142 Pension Fund	51-6051034 001	Green 6/30/2013	NA	20,107	6/30/2015

				$34,918

Note 11:	Company Sponsored Retirement Plan:

The Company has a profit sharing plan that covers non-union employees who have met certain service requirements. Profit sharing plan contributions are determined annually by management. The contribution to the plan totaled $94,605 for the year ended December 31, 2013, and is included in general and administrative expenses.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 12:	Leasing Commitments:

The Company leases office space under four non-cancellable operating leases expiring through March 2019. Office lease expense included in general and administrative expenses amounted to $315,962 for the year ended December 31, 2013.

The Company also leases construction and automotive equipment under various non-cancellable capital leases expiring through May 2016.

Included in property and equipment are assets held under capital leases as follows:

Construction equipment		$2,498,601
Automotive equipment		139,100

Total		2,637,701

Less accumulated amortization		1,328,801

Net book value of assets held under capital leases		$1,308,900

Future minimum lease payments over the next five years are as follows:

	Capital	Operating
Year Ending December 31:	Leases	Leases

2014	$569,544	$208,469
2015	177,136	132,585
2016	29,220	116,793
2017	-	119,525
2018	-	122,257
Thereafter	-	30,735

Total minimum lease payments	775,900	$730,364

Less amount representing interest	28,455

Present value of net minimum lease payments	747,445

Current maturities of capital lease obligations	546,226

Capital lease obligations, net of current maturities	$201,219

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

December 31, 2013

Note 13:	Contingencies:

Litigation:

The Company is involved in several litigation matters which are normal to the construction industry. In the opinion of management, these matters will not have a material effect on these consolidated financial statements.